Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form S-1 of African Agriculture, Inc. of our report dated March 31, 2022, except for Note 4, as to which the date is June 30, 2022, relating to our audits of the consolidated financial statements of African Agriculture, Inc. as of and for the years ended December 31, 2021 and 2020. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-1.

/s/ Whitley Penn LLP

Houston, Texas

June 30, 2022